Exhibit 3.4

STATE OF NEVADA

FRANCISCO V. AGUILAR Secretary of State		GABRIEL DI CHIARA Chief Deputy Secretary of State

RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2452	OFFICE OF THE SECRETARY OF STATE	DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7141

Business Entity - Filing Acknowledgement

10/07/2025

Work Order Item Number:	W2025100700353-4767256
Filing Number:	20255224191
Filing Type:	Certificate of Correction
Filing Date/Time:	10/7/2025 8:40:00 AM
Filing Page(s):	2

Indexed Entity Information:
Entity ID: E22088812022-7	Entity Name: Northann Corp.
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

VCORP SERVICES, LLC

701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording

2250 Las Vegas Blvd North North Las Vegas, NV 89030	401 N. Carson Street Carson City, NV 89701	1 State of Nevada Way Las Vegas, NV 89119

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E22088812022-7
FVAguilar	Filing Number 20255224191
Secretary of State State Of Nevada	Filed On 10/7/2025 8:40:00 AM
	Number of Pages 1

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: NORTHANN CORP. Entity or Nevada Business Identification Number (NVID): NV20222410777
2. Document:	Name of document with inaccuracy or defect: AMENDED CERTFICATE OF STOCK DESIGNATION
3. Filing Date:	Filing date of document which correction is being made: 10/03/2025
4. Description:	Description of inaccuracy or defect: Article 2 provides for an effective date and time of 10/07/2025 12:01am EDT
5. Correction:	Correction of inaccuracy or defect: Article 2 is revised to provide for an effective date and time of 10/07/2025 4:30pm EDT
6. Signature: (Required)	X DocuSigned by: Lin Li EA55870D35E847D... Signature 10/6/2025 Date

This form must be accompanied by appropriate fees.

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Revised: 8/1/2023